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

                     OLD  REPUBLIC  INTERNATIONAL  CORPORATION
                           EARNINGS  PER  SHARE  EXHIBIT
                    (Amounts in millions, except per share data)
------------------------------------------------------------------------------


                                                                     Computation of Primary Earnings Per Share
                                                                 -----------------------------------------------
                                                                    Quarters Ended            Six Months Ended
                                                                        June 30,                   June 30,
                                                                 --------------------       --------------------
                                                                    1995       1994            1995       1994
                                                                 ---------  ---------       ---------  ---------
Weighted average number of common shares outstanding                51.7       51.9            51.7       51.8

Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

     Redeemable and/or Convertible Preferred Stock                   4.8        4.9             4.9        4.9
     Stock Options                                                   0.3        0.3             0.3        0.3
                                                                 ---------  ---------       ---------  ---------
Weighted average number of common and common equivalent shares      57.0       57.2            56.9       57.2
                                                                 =========  =========       =========  =========

Net income for the period                                          $42.0      $36.0           $81.0      $70.1

Less dividends applicable to appropriate Series of
      Redeemable and Convertible Preferred Stock                     1.2        1.2             2.4        2.5
                                                                 ---------  ---------       ---------  ---------
Adjusted net income                                                $40.7      $34.7           $78.5      $67.5
                                                                 =========  =========       =========  =========

Primary earnings per share                                         $0.72      $0.61           $1.38      $1.18
                                                                 =========  =========       =========  =========

---------------------------------------------------------------------------------------------------------------

                                                                 Computation of Fully Diluted Earnings Per Share
                                                                 -----------------------------------------------
                                                                    Quarters Ended            Six Months Ended
                                                                        June 30,                   June 30,
                                                                 --------------------       --------------------
                                                                    1995       1994            1995       1994
                                                                 ---------  ---------       ---------  ---------

Weighted average number of common shares outstanding                51.7       51.9            51.7       51.8

Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

     Redeemable and/or Convertible Preferred Stock                   5.0        5.1             5.0        5.1
     Convertible Subordinated Debentures                             4.2        4.2             4.2        4.2
     Stock Options                                                   0.4        0.3             0.4        0.3
                                                                 ---------  ---------       ---------  ---------
Weighted average number of common and common equivalent shares      61.5       61.6            61.5       61.6
                                                                 =========  =========       =========  =========
Net income for the period                                          $42.0      $36.0           $81.0      $70.1

Less dividends applicable to appropriate Series of
      Cumulative Preferred Stock                                     1.1        1.2             2.3        2.5
Plus interest applicable to Convertible Debentures                   1.0        1.0             2.0        2.0
                                                                 ---------  ---------       ---------  ---------
Adjusted net income                                                $41.8      $35.8           $80.7      $69.7
                                                                 =========  =========       =========  =========

Fully diluted earnings per share                                   $0.68      $0.58           $1.31      $1.13
                                                                 =========  =========       =========  =========
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